UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

September 15, 2014

____________________________

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

5435 Balboa Boulevard, Suite 202
Encino, CA 91316
(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 18, 2014 the Registrant’s Board of Directors authorized management to commit to a plan to sell Techniques Appliquées aux Arts Graphiques, S.p.A., an entity organized under the laws of France and one of the Registrant’s wholly-owned subsidiaries (“TAAG”), immediately at a reasonable price in relation to its current fair value, and in the event such sale is not consummated by September 10, 2014, to proceed with an insolvency filing for TAAG under French law. On September 15, 2014, the French Tribunal de Commerce (the “Tribunal”) appointed an administrator (the “Administrator”) for TAAG following the filing of a declaration of insolvency by TAAG’s legal representative. As a result, effective September 15, 2014, the Registrant relinquished control of TAAG to the Tribunal and TAAG ceased to be one of the Registrant’s subsidiaries.

The Administrator will promptly assume control of and close TAAG’s existing bank accounts, and will open a special bank account requiring the signatures of the Administrator and certain current members of TAAG’s management for the dispersal of funds. The Administrator will also assist TAAG’s current management in operational matters until a determination is made regarding whether to continue, assign or liquidate TAAG’s operations. A hearing on the foregoing is currently scheduled for November 3, 2014.

Effective August 18, 2014 the operations of TAAG will be classified as discontinued operations in the Registrant’s financial statements. Effective September 15, 2014 and in accordance with consolidation guidance the Registrant will derecognize the assets, liabilities and other comprehensive income of TAAG with a resulting gain of approximately $1,000,000 recorded on its consolidated statements of operations. In addition, comparative information for prior periods that is presented in prospective financial statements will be restated to segregate the assets, liabilities, revenue, expenses and cash flows related to TAAG as discontinued operations.

The Registrant guaranteed approximately $50,000 (€40,000) in favor of the lessor of TAAG’s offices in connection with TAAG’s lease and will likely need to remit those funds to the landlord in the immediate future as a consequence of its divestiture of TAAG.

Item 8.01	Other Events.

On September 19, 2014, the Registrant withdrew its registration statement on Form S-1 in connection with a proposed underwritten public offering of its common stock, and withdrew its application for listing its common stock on the NASDAQ Capital Market. The Registrant’s Board of Directors also determined not to proceed with a reverse stock split of the Registrant’s common stock at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: September 19, 2014	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer

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